EXHIBIT 10.14

GRAPHON CORPORATION

STOCK OPTION AGREEMENT

RECITALS

A.           Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed in connection with the Corporation's grant of an option to Optionee.

B.           All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1.            Grant of Option. The Corporation hereby grants to Optionee, as of the Grant Date, a Non-Statutory Option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

2.            Option Term. This option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

3.	Limited Transferability.

(a)          This option shall be neither transferable nor assignable by Optionee other than by will or the laws of inheritance following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee. However, Optionee may designate one or more persons as the beneficiary or beneficiaries of this option, and this option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding this option. Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this option may, pursuant to Paragraph 5, be exercised following Optionee's death.

(b)          This option may be assigned in whole or in part during Optionee's lifetime to one or more members of Optionee's family or to a trust established for the exclusive benefit of one or more such family members or to Optionee's former spouse, to the extent such assignment is in connection with the Optionee's estate plan or pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment.

4.            Dates of Exercise. This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

5.            Cessation of Service. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

(a)          Should Optionee cease to remain in Service for any reason (other than death, Disability or Misconduct) while holding this option, then Optionee (or any person or persons to whom this option is transferred pursuant to a permitted transfer under Paragraph 3) shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

(b)          Should Optionee die while holding this option, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or the laws of inheritance following Optionee's death or to whom the option is transferred during Optionee's lifetime pursuant to a permitted transfer under Paragraph 3 shall have the right to exercise this option. However, if Optionee dies while holding this option and has an effective beneficiary designation in effect for this option at the time of his or her death, then the designated beneficiary or beneficiaries shall have the exclusive right to exercise this option following Optionee's death. Any such right to exercise this option shall lapse, and this option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee's death or (ii) the Expiration Date.

(c)          Should Optionee cease Service by reason of Disability while holding this option, then Optionee (or any person or persons to whom this option is transferred pursuant to a permitted transfer under Paragraph 3) shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

(d)          During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares for which this option is, at the time of Optionee's cessation of Service, exercisable in accordance with the Exercise Schedule specified in the Grant Notice. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any Option Shares for which the option has not been exercised. To the extent this option is not exercisable at the time of Optionee's cessation of Service, this option shall immediately terminate and cease to be outstanding for any exercisable Option Shares for which the option has not been exercised.

(e)          Should Optionee's Service be terminated for Misconduct or should Optionee otherwise engage in Misconduct while holding this option, then this option shall terminate immediately and cease to remain outstanding.

6.	Change in Control.

(a)          In connection with a Change in Control, this option may be assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction. Immediately following the Change in Control, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

(b)          If this option is assumed in connection with a Change in Control or otherwise continued in effect, then this option shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same. To the extent that the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of this option, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control.

(c)          This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7.            Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

8.            Stockholder Rights. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become the record holder of the purchased shares.

9.	Manner of Exercising Option.

(a)          In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i)           Execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised.

(ii)          Pay the aggregate Exercise Price for the purchased shares by cash or check made payable to the Corporation.

Should the Common Stock be registered under Section 12 of the 1934 Act at the time the option is exercised, then the Exercise Price may also be paid as follows:

(A)         in shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

(B)         to the extent the option is exercised for vested Option Shares, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Corporation or the receipt of irrevocable instructions to pay the aggregate exercise price to the Corporation from the sales proceeds, provided that such program is not in violation of the prohibition on the extension of credit to the Corporation's executive officers and Board members under Section 402 of the Sarbanes-Oxley Act of 2002, in the opinion of counsel acceptable to the Corporation.

Except to the extent a Regulation T program is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Corporation in connection with the option exercise.

(iii)         Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

(iv)         Execute and deliver to the Corporation such written representations as may be requested by the Corporation in order for it to comply with the applicable requirements of Federal and state securities laws.

(v)          Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

(b)          As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

(c) In no event may this option be exercised for any fractional shares.
10.	Compliance with Laws and Regulations.

(a)          The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq Stock Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

(b)          The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

(c)          Optionee acknowledges that the sale of the purchased shares upon exercise of this option has not been qualified with the Commissioner of Corporations of the State of California, and the issuance of such shares or the payment or receipt of any part of the consideration therefor prior to such qualification is unlawful unless the sale of such shares is exempt from qualification by Section 25100, 25102 or 25105 of the California Corporations Code. The rights of all parties to this agreement are expressly conditioned unless the sale is so exempt.

11.          Successors and Assigns. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

12.          Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

13.          Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

EXHIBIT I

NOTICE OF EXERCISE

I hereby notify GraphOn Corporation (the "Corporation") that I elect to purchase ______________ shares of the Corporation's Common Stock (the "Purchased Shares") at the option exercise price of $                                   per share (the "Exercise Price") pursuant to that certain option (the "Option") granted to me on                                                , _______.

Concurrently with the delivery of this Exercise Notice to the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special third-party broker sale program developed under Regulation T as specified in my agreement to effect payment of the Exercise Price.

I hereby represent and warrant that:

1.            The Purchased Shares are being acquired for investment purposes only for my own account, and not as a nominee or agent, and not with a view to the resale or distribution of all or any part of the Purchased Shares.

2.            I have a preexisting personal or business relationship with either the Corporation or certain Board members or officers of the Corporation which is of a nature and duration sufficient to make me aware of the character, business acumen and general business and financial circumstances of the Corporation and/or such Board members or officers. In addition, I have been furnished with, and have had access to, such information concerning the Corporation's business, management and financial condition as I consider necessary or appropriate for deciding whether to invest in the Purchased Shares, and I have had an opportunity to ask questions and receive answers from the Corporation regarding the terms and conditions of the issuance of the Purchased Shares.

3.            I am able to fend for myself in the transactions contemplated by this Agreement, can bear the economic risk of investment in the Purchased Shares and have such knowledge and experience in financial or business matters to be capable of evaluating the merits and risks of the investment in the Purchased Shares. I am fully aware of: (i) the speculative nature of the investment in the Purchased Shares, and (ii) the financial risk involved.

____________________, _______

Date

Optionee

Address:

Print name in exact manner it is to appear on the stock certificate:

Address to which certificate is to be sent, if different from address above:

Social Security Number:

2

APPENDIX

The following definitions shall be in effect under the Agreement:

A.           Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Non-Statutory Option.

B.	Agreement shall mean this Stock Option Agreement.
C.	Board shall mean the Corporation's Board of Directors.

D.           Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i)           a merger, consolidation or other reorganization approved by the Corporation's stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation's outstanding voting securities immediately prior to such transaction, or

(ii)          a stockholder-approved sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation, or

(iii)        the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders.

In no event shall any public offering of the Corporation's securities be deemed to constitute a Change in Control.

E.	Code shall mean the Internal Revenue Code of 1986, as amended.
F.	Common Stock shall mean the Corporation's common stock.

G.           Corporation shall mean GraphOn Corporation, a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of GraphOn Corporation which shall by appropriate action assume this option.

H.           Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Administrator on the basis of such medical evidence as the Administrator deems warranted under the circumstances.

I.             Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

J.            Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

K.           Exercise Price shall mean the exercise price payable per Option Share as specified in the Grant Notice.

L.           Exercise Schedule shall mean the exercise schedule specified in the Grant Notice pursuant to which this option is to become exercisable in a series of installments over Optionee's period of service.

M.          Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

N.           Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)           If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)          If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Corporation to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii)        If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Corporation after taking into account such factors as the Corporation shall deem appropriate.

O.           Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

P.            Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

Q.           Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss Optionee or any other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of this Agreement, to constitute grounds for termination for Misconduct.

R.	1934 Act shall mean the Securities Exchange Act of 1934, as amended.

S.            Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

T.            Notice of Exercise shall mean the notice of exercise in the form attached hereto as Exhibit I.

U.           Option Shares shall mean the number of shares of Common Stock subject to the option.

V.           Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

W.          Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

X.           Service shall mean the Optionee's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant.

Y.           Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.

Z.            Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

GRAPHON CORPORATION

NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of GraphOn Corporation (the "Corporation"):

Optionee: Ralph Wesinger

Grant Date: February 1, 2005

Vesting Commencement Date: May 1, 2005

Exercise Price: $0.46 per share

Number of Option Shares: 1,000,000 shares of Common Stock

Expiration Date: January 31, 2015

Type of Option:	Non-Statutory Stock Option

Date Exercisable: The Option shall become exercisable with respect to, (i) eight and one-third percent (8 1/3%) of the Option Shares upon Optionee's completion of three (3) months of Service measured from the Vesting Commencement Date and (ii) the balance of the Option Shares in a series of thirty-three (33) successive equal monthly installments upon Optionee's completion of each additional month of Service over the thirty-three (33)-month period measured from three month anniversary of the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

Optionee understands and agrees that the Option is subject to the terms and conditions of the Stock Option Agreement attached hereto as Exhibit A and agrees to be bound by those terms and conditions. Optionee further understands and agrees that any Option Shares purchased under the Option will be subject to the terms set forth in the Stock Purchase Agreement attached hereto as Exhibit B.

At Will Employment. Nothing in this Notice or in the attached Stock Option Agreement shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

Optionee represents and warrants that:

1.            Optionee has a preexisting personal or business relationship with either the Corporation or certain Board members or officers of the Corporation which is of a nature and duration sufficient to make Optionee aware of the character, business acumen and general business and financial circumstances of the Corporation and/or such Board members or officers. In addition, Optionee has been furnished with, and has had access to, such information concerning the Corporation's business, management and financial condition as Optionee considers necessary or appropriate for deciding whether to invest in the Purchased Shares, and Optionee has had an opportunity to ask questions and receive answers from the Corporation regarding the terms and conditions of the issuance of the Purchased Shares.

2.            Optionee is able to fend for itself in the transactions contemplated by this Notice and the attached Stock Option Agreement, can bear the economic risk of investment in the Purchased Shares and has such knowledge and experience in financial or business matters to be capable of evaluating the merits and risks of the investment in the Purchased Shares. Optionee is fully aware of: (i) the speculative nature of the investment in the Purchased Shares, and (ii) the financial risk involved.

DATED: February 1, 2005

GRAPHON CORPORATION
By:

Title:

RALPH WESINGER, OPTIONEE

Address: